UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 22, 2022

Commission file number 000-51886

MAX SOUND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	26-3534190
(State of Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Road # 802, San Diego, California, 92130

(Address of principal executive offices including zip code)

800-327-6293

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This disclosure relates to Max Sound Corporation (the “Company”)

Item 8.01 Other Events

Extension of Time to File the Company’s 2022 – 10-Q Quarterly Report Pursuant to SECURITIES AND EXCHANGE COMMISSION ORDER UNDER SECTION 36 OF THE SECURITIES EXCHANGE ACT OF 1934

(1) The Company relied on the typical allowed extension of up to 5 days after its normal calendar Q1 filing due date of August 22, 2022;

(2) The Company planned to file with its requested extension on August 22, 2022 but has had several delays beyond its control.

(3) Max Sound Corporation (the “Company”) was not in a position to file its Quarterly Report on Form 10-Q for the period ended June 30, 2022 (the “Form 10-Q”) in a timely manner because although the Registrant has had its accounting ready for review by its Audit Firm for greater than eight days from the date of this filing, it's auditors success with more clients has decreased the sheer speed, necessary resources, and standard of care that its investors have been historically able to depend upon without undue financial burden on both parties. The compilation, dissemination and review of the information required to be presented in the Form 10-Q for the period ended June 30, 2022 has imposed time constraints that have rendered timely filing of the Form 10-Q impracticable without undue hardship, speed and expense to the registrant or the review quality and benefit normally provided by its Auditor. The Company does not expect the filing to be made within the time period required for a timely filing pursuant to Rule 12b-25(b) under the Securities Exchange Act of 1934. The Company intends to file its Quarterly Report on Form 10-Q on or before the 31st calendar day of August 2022 and will release an expanded 8k of significant positive and subsequent revenue events and improvements within the same time period as above, for the current period.

(4) The Company humbly submits that it will file by no later than August 31, 2022.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAX SOUND CORPORATION

Date: August 22, 2022	By:	/s/ Greg Halpern
	Name:	Greg Halpern
	Title:	Chief Executive Officer

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